Exhibit (h)(10)(ii)

AMENDMENT #2 TO

ADMINISTRATIVE SERVICES AGREEMENT

AMENDMENT #2 dated as of March 10, 2005 (the “Amendment”), to the Administrative Services Agreement for ProFunds VP dated as of the 18th day of October, 1999, as amended (the “Agreement”) by and among PROFUNDS (the “Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814, and AMERICAN SKANDIA LIFE ASSURANCE CORPORATION (“Company”), a Connecticut corporation having its principal place of business at One Corporate Drive, Shelton, Connecticut 06484, incorporating a separate agreement dated March 10, 2005 between ACCESS ONE TRUST (the “Access Trust”), a Delaware business trust having its principal place of business at 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814 and the Company, and amending the Agreement as set forth herein.

WHEREAS, the Trust and the Company entered into the Agreement dated as of the 19th day of October, 1999;

WHEREAS, the Access Trust is organized as a Delaware statutory trust that may issue shares in separate series with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, the Access Trust desires to retain the Company to provide administrative services to the Access Trust with respect to each series of the Access Trust;

WHEREAS, the Trust and Access Trust (collectively, the “Trusts”) desire that the same terms and conditions apply in the administrative services agreement between the Company and Access Trust as in the Agreement between the Company and the Trust;

WHEREAS, the Company is willing to provide administrative services to the Access Trust on the terms and conditions set forth herein, and to continue to provide administrative services to the Trust on the terms and conditions set forth in the Agreement as amended hereby.

All capitalized terms used in this Amendment but not defined in this Amendment shall have the respective meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1. Administrative Services of the Company to Access Trust.

The Company shall perform for the Access Trust the services set forth in sections 1 and 2 of the Agreement. Except as otherwise provided in this Amendment, all of the terms and conditions set forth in the Agreement between the Trust and the Company are deemed to be repeated in their entirety and are applicable between the Access Trust and the Company. References to the “Trust” and to the “Board of Trustees” of the Trust, and similar references, shall be construed as being applicable to Access Trust and to the Board of Trustees of the Access Trust. References to “this Agreement” and the like shall be construed as references to the administrative services agreement formed hereunder between the Access Trust and the Company.

2. Fees.

The Access Trust shall pay the Company for the services to be provided by the Company under this Amendment in accordance with, and in the manner set forth in section 5 of the Agreement.

3. Term.

The administrative services agreement formed under this Amendment between the Access Trust and the Company shall become effective as of the date of this Amendment and shall continue in effect as provided in the Agreement.

4. Representations of each Party.

All representations, warranties and/or certifications that were made by the Trust to the Company, or by Company to the Trust, as of the date of the Agreement are made as of the date hereof by Access Trust to the Company, or by the Company to the Access Trust, as the case may be under the Agreement.

5. Information Furnished by each Party.

All information to be furnished by the Trust to Company, or by the Company to the Trust, under the Agreement shall be furnished hereunder by Access Trust to the Company, or by the Company to Access Trust.

6. Notices.

All notices to Access Trust may be given as provided under the Agreement for the Trust.

7. Matters Relating to the use of one Document to set forth the Separate Agreements between each Trust and the Company.

For purposes of this Section 7, each of Access Trust and the Trust are referred to as a “Trust.” This Agreement constitutes a separate and distinguishable agreement between the Company and each Trust. The Agreement has been structured as a single document for convenience only. The representations, warranties, duties and obligations of each Trust hereunder are several, not joint. The representations, warranties, duties and obligations of the Company to each Trust are separate and do not inure to another Trust. For purposes of this Agreement, references to Trust shall mean to each Trust on an individual basis. No Trust shall be responsible for the actions (or inactions) of another Trust.

7. Schedule A to the Agreement

Schedule A of the Agreement is hereby amended by replacing it in its entirety with Schedule A annexed hereto.

8. General

(a) Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.

(b) Each of the parties hereby represents and warrants that the execution, delivery and performance of this Amendment are within the party’s corporate power and have been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the party in accordance with its terms.

(c) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

(d) This Amendment shall be construed in accordance with and be governed by the laws of the State of Maryland (without reference to choice of law doctrine).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

PROFUNDS

By:
Name:	Louis M. Mayberg
Title:	President

ACCESS ONE TRUST

By:
Name:	Louis M. Mayberg
Title:	President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:
Name:
Title:

Schedule A

Funds made available on October 18, 1999:

ProFund VP Europe 30
ProFund VP UltraOTC
ProFund VP UltraSmall-Cap

Funds made available on January 22, 2001:

ProFund VP Bear
ProFund VP Biotechnology
ProFund VP Oil & Gas also known as ProFund VP Energy prior to December 20, 2004
ProFund VP Financials also known as ProFund VP Financial prior to December 20, 2004
ProFund VP Health Care also known as ProFund VP Healthcare prior to December 20, 2004
ProFund VP OTC
ProFund VP Real Estate
ProFund VP Technology
ProFund VP Telecommunications
ProFund VP UltraBull (formerly ProFund VP Bull Plus)
ProFund VP Utilities

Funds made available on May 1, 2002:

ProFund VP Asia 30
ProFund VP Banks
ProFund VP Basic Materials
ProFund VP Bull
ProFund VP Consumer Services also known as ProFund VP Consumer Cyclical prior to December 20, 2004
ProFund VP Consumer Goods also known as ProFund VP Consumer Non-Cyclical prior to December 20, 2004
ProFund VP Industrials also known as ProFund VP Industrial prior to December 20, 2004
ProFund VP Internet
ProFund VP Japan
ProFund VP Mid-Cap Growth
ProFund VP Mid-Cap Value
ProFund VP Pharmaceuticals

ProFund VP Precious Metals
ProFund VP Rising Rates Opportunity
ProFund VP Semiconductor
ProFund VP Short OTC
ProFund VP Small-Cap Growth
ProFund VP Small-Cap Value
ProFund VP U.S. Government Plus
ProFund VP UltraMid-Cap

Funds made available on November 22, 2004:

ProFund VP Large-Cap Growth
ProFund VP Large-Cap Value
ProFund VP Short Small-Cap
ProFund VP Short Mid-Cap

Funds made available on May 1, 2005:

Access VP High Yield Fund

PROFUNDS

By:
Name:	Louis M. Mayberg
Title:	President

ACCESS ONE TRUST

By:
Name:	Louis M. Mayberg
Title:	President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:
Name:
Title: